                                                                  EXHIBIT 2.10
                  WARRANTY BILL OF SALE AND ASSIGNMENT


                  KNOW ALL MEN BY THESE PRESENTS, that J.L. RICHARD, a Louisiana resident, and DONNA MARIE RICHARD, his wife (together, "Seller"), for and in consideration of the sum of Ten Dollars ($10.00) lawful money of the United States to them paid by RICHARDS CAJUN FOODS CORP., a Delaware corporation ("Purchaser"), the receipt and sufficiency of which is hereby acknowledged, and pursuant to the Asset Purchase Agreement (the "Purchase Agreement") dated as of August 1, 1996 among Seller, Purchaser and Atlantic Beverage Company, Inc., a Delaware corporation, have granted, bargained, sold, transferred, assigned and delivered, and by these Presents does grant, bargain, sell, transfer, assign and deliver unto Purchaser, its successors and assigns, all of Sellers' right, title and interest in and to all of the Purchased Assets described on SCHEDULE A attached to the Purchase Agreement and by this reference incorporated herein and made a part hereto.

                  To have and to hold the same unto Purchaser, its successors and assigns forever.

                  Sellers do, for themselves and their successors and assigns, represent to and with Purchaser, its successors and assigns, that they are the lawful owners of the Purchased Assets; that they have good right to sell the Purchased Assets and that they will warrant and defend the sale of the Purchased Assets hereby made, unto Purchaser, its successors and assigns against the lawful claims and demands of all persons whomsoever.

                  IN WITNESS WHEREOF, Sellers have executed this Warranty Bill of Sale and Assignment as of the 1st day of August, 1996.



- --------------------------------------
J.L. Richard



- --------------------------------------
Donna Marie Richard

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STATE OF LOUISIANA                          )
                                            ) SS
PARISH OF ACADIA                            )

                  I, __________________________, a Notary Public in and for said
Parish, in the State aforesaid, DO HEREBY CERTIFY that J.L. Richard and Donna Marie Richard, the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that they signed and delivered the said instrument as their own free and voluntary act for the uses and purposes therein set forth.

                  GIVEN under my hand and notarial seal this 1st day of August, 1996.


                                  ---------------------------------------------
                                  Notary Public

My Commission Expires: ____________

                      AUTHORIZATION OF INSPECTION


                  The undersigned hereby authorizes RICHARDS CAJUN FOODS CORP., its affiliates, agents and authorized representatives (collectively the "Company"), to obtain access to, inspect and obtain copies of any documents relevant or pertaining to the creation, or operation, of the business enterprise known as RICHARDS, and all predecessors thereto.

                  This authorization extends to, but is not limited to, such documents in the possession of attorneys, accountants, financial institutions, insurance brokers or agents, insurance companies, financial advisors, customers, engineers or engineering firms, governments or government agencies, credit agencies, chambers of commerce, better business bureaus, trade associates, realtors, lessors and lessees, and such persons and entities are hereby directed to cooperate in all respects with the Company. The undersigned hereby release such parties from all claims or actions arising out of the foregoing authorization and delivery of documents.

                  This authorization expressly extends to such documents whether they were prepared or obtained or maintained for, or at the instance of, the undersigned in their individual names, or in the names of the business enterprises above described.

                  The undersigned understand that this is a general authorization relating to the foregoing documents and the undersigned executed this voluntarily and knowingly and intend to be bound by the same, as of August 1, 1996.



- ----------------------------------
J.L. Richard


STATE OF LOUISIANA                          )
                                            ) SS
PARISH OF ACADIA                            )

                  I, __________________________, a Notary Public in and for said
Parish, in the State aforesaid, DO HEREBY CERTIFY that J.L. Richard, the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his own free and voluntary act for the uses and purposes therein set forth.

                  GIVEN under my hand and notarial seal this 1st day of August, 1996.


                                  --------------------------------------------
                                  Notary Public

My Commission Expires: ____________

                              CERTIFICATE

                  I, Merrick M. Elfman, in my capacity as Vice Chairman of Atlantic Beverage Company, Inc., a Delaware corporation ("ABEV") and as Chairman of Richards Corp., a Delaware corporation ("Purchaser"), DO HEREBY CERTIFY, pursuant to Section 10 of that certain Asset Purchase Agreement (the "Agreement") dated as of August 1, 1996, by and among Purchaser, ABEV and J.L. Richard, that:

                  1. The representations, warranties, covenants and agreements of Purchaser and ABEV in the Agreement or in any Schedule, Exhibit, certificate or document delivered in connection therewith are true and correct in all material respects on the date hereof.

                  2. Each of Purchaser and ABEV has performed all agreements and obligations required to be performed by it on or prior to the date hereof.

                  IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of August, 1996.

ATLANTIC BEVERAGE COMPANY, INC.RICHARDS CAJUN FOODS CORP.


By                                            By
    Merrick M. Elfman, Vice Chairman               Merrick M. Elfman, Chairman

                              CERTIFICATE


                  The undersigned, J.L. Richard, in his individual capacity, ("Seller"), DO HEREBY CERTIFY, pursuant to Section 9 of that certain Asset Purchase Agreement (the "Agreement") dated as of August 1, 1996, by and among Seller, Atlantic Beverage Company, Inc., a Delaware corporation and Richards Cajun Foods Corp., a Delaware corporation, that:

                  1. The representations, warranties, covenants and agreements of Seller in the Agreement or in any Schedule, Exhibit, certificate or document delivered in connection therewith are true and correct in all material respects on the date hereof.

                  2. The Seller has performed all agreements and obligations required to be performed by him on or prior to the date hereof.

                  IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of August, 1996.



                                  J.L. Richard